FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

FIRST AMENDMENT TO REGISTRATION AGREEMENT, dated as of  August 14, 2013 (this “Amendment”), to the Registration Rights Agreement by and between Retrophin, Inc. (f/k/a Desert Gateway, Inc.), a Delaware corporation (the “Company”), and each of the several purchasers signatory thereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”), dated as of February 14, 2013 (the “Agreement”).

WITNESSETH

WHEREAS, Section 6(f) of the Agreement provides that the Agreement may be amended by a writing signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities;

WHEREAS, in connection with the Company’s execution of a Securities Purchase Agreement, dated as of August 14, 2013 (the “August SPA”), with the purchasers party thereto, the Company and the Purchasers party hereto desire to, among other things (i) amend certain provisions of the Agreement, (ii) settle certain of the Company’s obligations or penalties under Section 2(d) of the Agreement for the consideration set forth herein and (iii) waive certain provisions of the Purchase Agreement, all on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.         Definitions.  Except as otherwise expressly provided herein, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.          Amendments to Agreement.

(a)           Section 1 of the Agreement is hereby amended to add the following defined terms:

“August RRA”  means the Registration Rights Agreement, dated as of August 15, 2013, by and between the Company and the purchasers identified therein.

“August Shares” means the shares of Common Stock issued or issuable to the purchasers under the August SPA.

“August SPA”  means the Securities Purchase Agreement, dated as of August 14, 2013, by and between the Company and the purchasers identified therein.

“August Registrable Securities”  means (i) the August Shares and (ii) the August Warrant Shares.

 “August Warrants”  means, collectively, the Common Stock purchase warrants delivered to the purchasers identified on the August SPA, which warrants shall be exercisable as of August 15, 2013 and have a term which expires on August 15, 2018.

“August Warrant Shares” means the shares of Common Stock issuable upon exercise of the August Warrants.

 “Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities or August Registrable Securities.

 (b)           Section 2(c) of the Agreement is hereby amended and restated to read as follows:

(c)           Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities and August Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities and August Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities or August Registrable Securities, the number of Registrable Securities and August Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.           First, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder;

b.           Second, the Company shall reduce Registrable Securities and August Registrable Securities represented by Warrant Shares and August Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares and August Warrant Shares held by such Holders); and

c.           Third, the Company shall reduce Registrable Securities and August Registrable Securities represented by Shares and August Shares (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares and August Shares held by such Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least two (2) Trading Days prior written notice along with the calculations as to such Holder’s allotment.  In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(c)           Section 6(b) of the Agreement is hereby amended and restated to read as follows:

(b)           No Piggyback on Registrations; Prohibition on Filing Other Registration Statements.  Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities and the August Registrable Securities.  The Company shall not file any other registration statements until all Registrable Securities and August Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) (i) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement and (ii) shall not prohibit the Company from filing a registration statement on Form S-1 for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities and the August Registrable Securities.

Section 3.          Release of Claims Under Agreement.  Each of the Purchasers hereby waives any and all obligations or liquidated damages (including any interest that may be due for such amounts) owed to them by the Company due to known violations or noncompliance with the terms of Sections 2(d)(i), (iii) and (iv) of the Agreement and all amounts payable to the Purchasers thereunder that have occurred as of the date hereof or shall occur with the passage of time, and hereby agrees that such obligations and damages shall be deemed to be satisfied in full.

Section 4.           Agreement to Purchase Common Stock.  Each of the Purchasers hereby agrees to enter into the August SPA and in connection therewith to purchase shares of Common Stock in accordance with the terms thereof for an aggregate purchase price as set forth in the August SPA.

Section 5.          Covenant to Consummate August SPA.  Each of the Company and the Purchasers hereby agree to use their commercially reasonable efforts to effectuate and consummate the transactions contemplated by the August SPA not later than ten (10) days following the execution of this Agreement.

Section 6.          Payments to Purchasers.  In consideration for the amendments, covenants, release and waiver set forth herein, promptly following the consummation of the transactions contemplated by the August SPA, the Company shall deliver to each Purchaser (collectively, the “Consideration”):

(i)           such Purchaser’s Pro Rata Portion of 73,710 shares of Common Stock (the “Stock Consideration”); and

(ii)           such Purchaser’s Pro Rata Portion of $1,835,000 (the “Cash Consideration”), to be paid by wire transfer of immediately available funds to an account designated in writing to the Company by such Purchaser; provided, that such Purchaser may elect, at its sole discretion, to receive in lieu of its Pro Rata Portion of the Cash Consideration a number of shares of Common Stock obtained by dividing (a) such Purchaser’s Pro Rata Portion of the Cash Consideration by (b) $4.50.

Section 7.          Representations and Warranties and Covenants of the Purchasers.  The representations and warranties of each Purchaser made in Sections 3.2(b), (c), (d) and (e) of the Purchase Agreement are incorporated by reference herein and are made with respect to the Stock Consideration and any shares of Common Stock issued to such Purchaser under Section 6(ii) of this Amendment as of the date hereof and as of the date any such shares of Common Stock are issued to such Purchaser.  Each Purchaser further agrees that the covenants made by such Purchaser under Sections 4.1(a) and (b) of the Purchase Agreement are incorporated by reference herein and are made with respect to the Stock Consideration and any shares of Common Stock issued to such Purchaser under Section 6(ii) of this Amendment.

Section 8.         Termination. In the event that the Consideration is not paid to the Purchasers by September 2, 2013, the following shall be deemed to occur as of such date:

(i)           Sections 2-6 of this Amendment shall become void ab initio;

(ii)           Section 2(d) of the Agreement shall be amended and restated as follows:

(d)  If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within four Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) Trading Day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement; provided, however, that if the Company has not filed or submitted a Registration Statement by September 2, 2013 (the “Subsequent Date”), the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 4.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement on each monthly anniversary of the Subsequent Date until the applicable Event is cured.  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

Section 9.         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

Section 10.       Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11.        Effect.  Except as otherwise provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect, and each party to the Agreement shall continue to perform in accordance with the terms of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on the day and year first above written.

RETROPHIN, INC.

By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Chief Executive Officer

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[SIGNATURE PAGE OF HOLDERS TO RTRX
FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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